UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2007

QUICKSILVER GAS SERVICES LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33631	56-2639586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-8620

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2007, the Board of Directors of Quicksilver Gas Services GP LLC (the “General Partner”), the general partner of Quicksilver Gas Services LP (the “Partnership”), approved the adoption of an annual bonus plan that, beginning in 2008, permits awards of cash bonuses to officers and employees of Quicksilver Resources Inc. who provide services to the General Partner for the benefit of the Partnership.

Bonuses under the plan will be based on the performance of the Partnership and assessed against two performance measures, earnings per unit and return on average capital employed.  The relative weight to be accorded to each performance measure and various target levels within each performance measure are set forth in the plan.  Bonus amounts for 2008 will be based on Partnership performance relative to the performance targets and weightings.  The Chief Executive Officer of the General Partner or his designee has discretion to adjust a participant’s potential award based on qualitative individual performance ratings (unless the participant is an executive officer of the General Partner, in which case only the Board has discretion to adjust a participant’s potential award based on qualitative individual performance ratings).

The Annual Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
10.1	Quicksilver Gas Services LP Annual Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC
its General Partner

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: December 13, 2007

Index to Exhibits

Exhibit Number	Description
10.1	Quicksilver Gas Services LP Annual Bonus Plan.